FOR IMMEDIATE RELEASE	CONTACT:

June 27, 2008	Dale Gibbons

702-248-4200

Western Alliance Bancorporation Announces Private Placement of Common Stock and Earnings
Release Date and Conference Call

LAS VEGAS – June 27, 2008 – Western Alliance Bancorporation (NYSE:WAL) announced today that it has completed a private placement of 3.8 million shares of common stock to a limited number of accredited investors. Of the shares sold, approximately 45 percent were purchased by a total of 40 directors and officers of the Company and its subsidiaries. The issue was priced after the close of business on Tuesday, June 24 at $7.94 per share for an aggregate offering price of $30.2 million.

“This new equity will help us support strong loan growth as well as enhance our capital position,” said Robert Sarver, Chairman, President and Chief Executive Officer of Western Alliance. “We continue to seek out new business from well-qualified borrowers, while many other financial institutions have curtailed their lending activity.”

The Company plans to release its second quarter 2008 financial results after the market closes on Thursday, July 24, 2008. Chairman and Chief Executive Officer Robert Sarver, Chief Financial Officer Dale Gibbons, and PartnersFirst President Hal Erskine will host a conference call at noon ET on Friday, July 25 to discuss the Company’s performance.

Participants may access the call by dialing 800-860-2442. The call will be recorded and made available for replay after 2:00 p.m. July 25 until 9:00 a.m. August 2 by dialing 877-344-7529 using the pass code 421030.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, Shine Investment Advisory Services, Premier Trust, and PartnersFirst. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California, investment services in Colorado, and bank card services nationwide. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers’ needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company’s website, westernalliancebancorp.com.